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                                                                    EXHIBIT 23.2


                     CONSENT OF INDEPENDENT PUBLIC AUDITORS




To American Ecology Corporation:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 17, 1997, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 33-55782, 33-58076, and 33-11578, each as filed with the Securities and Exchange Commission.




Balukoff, Lindstrom & Co., P.A.

/s/ BALUKOFF, LINDSTROM & CO., P.A.


Boise, Idaho
March 28, 1997